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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this amended Registration Statement on Form SB-2 dated May 19, 2000 of our report dated September 8, 1999, relating to the financial statements of Sea Shell Galleries, Inc. as of August 31, 1999 and to the reference to our firm under the caption " EXPERTS " in the registration statement.




                            James E. Scheifley & Associates, P.C.
                             Certified Public Accountants


May 19, 2000
Denver, Colorado